Exhibit 10.28

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AT THE TIME AMENDED, OR IN CONFORMITY WITH THE LIMITATIONS OR RULE 144 OR SIMILAR RULE AS THEN IN EFFECT UNDER SUCH ACT, OR UNLESS SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE WITH RESPECT THERETO.

ALENTUS CORPORATION

SUBORDINATE PROMISSORY NOTE

$50,000.00	January 12, 2013

1.

FOR VALUE RECEIVED, the undersigned ALENTUS CORPORATION (the “Company” or “Borrower”), a corporation organized and existing under the laws of the State of Nevada, hereby promises to pay the order of Tryon N. Sisson and Dolores A. Sisson, Trustees of the Tryon and Dolores Sisson Living Trust dated September 4, 2009, and any amendments thereto, (each a “Holder” or “Lender”), the principal sum of Fifty Thousand Dollars ($50,000.00 USD) as follows:

2.

Maturity.  This Note shall become fully due and payable on May 1, 2013 (“Maturity Date”).

3.

Interest.  The outstanding principal amount of the loan shall bear interest at a rate of six percent (6%) per annum.  The Borrower shall pay, on the Maturity Date, interest on the outstanding principal balance of the loan at the foregoing rate.

(a)

Interest Upon Event of Default.  Upon the occurrence of an Event of Default, the Borrower shall, instead of the 6% interest, pay a $50,000 lump sum interest and default penalty in the form of 50,000 shares of its common stock.

4.

Repayment.  Payments shall be made at the offices of the Holder or such other place as may be designated from time to time by the Holder in writing.  This Note may be prepaid in whole or in part at any time without penalty or fee. The loan shall be paid as follows.

(a)

In full at Maturity Date.

(b)

If not in full at Maturity Date, then by way of installments in amounts equal to 25% of the net equity money raised from third parties not related to Lender. Such installments are to be paid to Lender within 10 business days of receipt from third parties. Provided the Company pays the lump sum interest and default penalty above and complies with the provisions of this paragraph, the Note will not be considered in continuing default and its maturity date is automatically extended.

5.

Investor Qualifications. Accredited investors only, as defined under Regulation D. By signing this agreement, investor is representing themselves as an accredited investor.

6.

Selling Agent Compensation. No selling agent is involved in this transaction.

7.

Representations and Warranties.  The Company represents and warrants to the Holder as set forth below:

(a)

Corporate Power and Authority.  The Company has all requisite corporate power to issue this Note and to carry out the terms hereof.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the execution, delivery and performance of the obligations of the Company under this Note has been taken, and this Note when executed and delivered by the Company shall constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

(b)

No Default.  The execution, delivery and performance of this Note by the Company will not result in any violation, breach, or default of any term of provision of its Certificate of Incorporation or Bylaws, or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which its property is bound, or of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company.  The execution, delivery and performance of this Note will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

8.

Events of Default.  Each of the following shall be an “Event of Default”:

(a)

the Company’s failure to pay or perform any obligation, liability or indebtedness of the Company to the Holder under this Note or any other note as and when due;

(b)

the commencement of a proceeding by or against the Company for dissolution (other than administrative dissolution where prompt re-instatement efforts are initiated and followed through to completion), which proceeding is not discharged within thirty (30) days after such commencement;

(c)

the appointment of a custodian, trustee, liquidator or receiver for a material portion of the property of the Company, which trustee is not discharged within thirty (30) days after such appointment;

(d)

an assignment for the benefit of creditors of a material portion of the property of the Company; or

(e)

the filing of a petition under bankruptcy, insolvency or debtor’s relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against the Company, which petition is not discharged within thirty (30) days after such filing.

9.

Remedies on Defaults, Etc.

(a)

Acceleration.  If an Event of Default occurs and is continuing, the Holder, by written notice to the Company, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  The Holder by notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(b)

Other Remedies.  If an Event of Default occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Note or to enforce the performance of any provision of the Note.  A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

(c)

Waiver of Past Defaults.  The Holder by notice to the Company may waive an existing Default or Event of Default and its consequences. A waiver of a Default or Event of Default by the Holder will not be deemed to be a waiver of any subsequent Default or Event of Default, as applicable.

10.

Successor and Assigns.  The term of this Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Company and the Holder; provided that the rights, obligations, covenants and agreements of the Company under this Note may not be assigned or delegated, as applicable, without the written consent of the Holder.  In the event of any such transfer and assignment of this Note, the Company shall, upon surrender of this Note to the Company, execute and deliver in exchange therefore a new Note.  Each such new Note shall be dated so that there will be no loss of interest on the surrendered Note and registered in the name of such person as the Holder of the surrendered Note may request.

11.

Notices.  All notices and other communications with respect to this Note shall be in writing and shall be sent by hand delivery, receipt acknowledged, or by facsimile transmission, as follows:

(a)

If to the Holder, to:

TRYON AND DOLORES SISSON LIVING TRUST

Attn: Tryon Sisson, Trustee

1279 Westwind Circle

Westlake Village, CA 91361

(b)

If to the Company, to:

Alentus Corporation

120 Vantis Ave, Suite 300

Aliso Viejo, California  92656

Attention:  William King, CEO

12.

Modifications and Amendments.  No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by the Company and the Holder.

13.

Governing Law.  This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Nevada as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

14.

Lost, Mutilated or Stolen Note.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such mutilation, upon the surrender of this Note or cancellation to the Company or its principal office, the Company will execute and deliver, in lieu thereof, a new Note of like tenor containing the same terms as this Note, dated so that there with no loss of interest on each lost, stolen, destroyed or mutilated Note.  Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose.

15.

Headings.  Paragraph headings used in this Note are for convenience of reference only, are not part of this Note and are not to affect the construction of, or to be taken into consideration in interpreting, this Note.

16.

Severability.  If any provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Note shall remain in full force and effect.

*     *     *

IN WITNESS WHEREOF, the undersigned party has caused this Note to be executed by its officer thereunto duly authorized as of the date first above written.

Borrower: ALENTUS CORPORATION

By: /s/ William A. King

Name: William A. King

Title:  Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has duly executed this Note Agreement and agrees to the terms hereof.

Lender: TRYON N. SISSON AND DOLORES A. SISSON, TRUSTEES OF THE TRYON AND DOLORES SISSON LIVING TRUST DATED SEPTEMBER 4, 2009, AND ANY AMENDMENTS THERETO

By: /s/ Tryon N. Sisson

Tryon N. Sisson, Trustee

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